Exhibit 5.2

September 29, 2020

APTORUM GROUP LIMITED

17 Hanover Square

London W1S 1BN, United Kingdom

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Aptorum Group Limited, a Cayman Islands exempted company (the “Company”) in connection with the preparation of the Company’s registration statement on Form F-1 (the “Additional Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which is related to, and incorporates by reference, the Company’s registration statement on Form F-1 (File No. 333-248743), initially filed on September 11, 2020, as amended (the “Registration Statement”).

The Additional Registration Statement relates to the registration of the proposed offer and sale of the following securities of the Company: (A) up to 923,077 Class A Ordinary Shares, par value $1.00 per share (“Shares”); (B) 923,077 warrants exercisable for up to 923,077 Class A Ordinary Shares (“Warrants”); (C) up to 923,077 Class A Ordinary Shares underlying the Warrants (“Warrant Shares”); (D) up to 923,077 pre-funded warrants to purchase Shares (the “Pre-Funded Warrants”), (E) up to 923,077 Class A Ordinary Shares underlying the Pre-Funded Warrants (the “PF Warrant Shares”), (F) warrants exercisable for up to 64,615 Class A Ordinary Shares issued to the placement agent pursuant to the Placement Agent Agreement (as defined below) (the “Placement Agent Warrants”) and (G) up to 64,615 Class A Ordinary Shares underlying the Placement Agent Warrants (the “PA Warrant Shares,” and together with the Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the PF Warrant Shares and the Placement Agent Warrants, the “Securities”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Additional Registration Statement, Registration Statement and prospectus included therein (the “Prospectus”), of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

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This opinion is limited to the laws of the State of New York and United States federal law as in effect on the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and we express no opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Additional Registration Statement and Registration Statement becomes effective under the Act and when the Offering is completed as contemplated by the placement agent agreement by and between the Company and the placement agent (the “Placement Agent Agreement”) and the Additional Registration Statement and Registration Statement, the Warrants, Pre-Funded Warrants and Placement Agent Warrants, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Additional Registration Statement and Registration Statement and the Placement Agent Agreement, as applicable, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement, the discussion of this opinion in the Additional Registration Statement and to the references to our firm in the Additional Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Additional Registration Statement within the meaning of the term “expert” as used in the Act.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
HUNTER TAUBMAN FISCHER & LI LLC

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